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                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C.   20549
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                                      FORM 8-K

                                   CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D) OF

                        THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) February 9, 1998
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                          PREMIER PARKS INC.
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          (Exact name of registrant as specified in its charter)


     Delaware                           0-9789           73-613774
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(State or other                      (Commission       (IRS Employer
jurisdiction of                      File Number)      Identification No.)
incorporation)


        11501 Northeast Expressway, Oklahoma City, Oklahoma 73131
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             (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code (405) 475-2500
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       (Former name or former address, if changed since last report)





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ITEM 5.  Other Events.

     On February 9, 1998, Premier Parks Inc. (the "Company" or the
"Registrant") entered into a definitive agreement to acquire all of the outstanding capital stock of Six Flags Entertainment Corporation ("SFEC").
SFEC through its direct and indirect wholly-owned subsidiaries, operates 12
"Six Flags" branded theme parks in eight locations in the United States. Pursuant to an Agreement and Plan of Merger dated as of February 9, 1998, the Company will acquire, by merger, all of the capital stock of SFEC from its current stockholders for approximately $965 million (subject to adjustment), less an amount equal to the excess of the aggregate payment in such merger to the current holders of (i) options exercisable for capital stock of SFEC OVER
(ii) $5.0 million. The purchase price is payable in all cash or, at the Company's option, cash and depositary shares representing interests in up to $200.0 million (but not less than $100.0 million) of the Company's __% Convertible Redeemable Preferred Stock. At the date of acquisition, SFEC's liabilities will include approximately $192.3 million principal amount at maturity ($160.1 million accreted value at December 31, 1997) of SFEC's Zero Coupon Senior Notes due 1999 and approximately $285.0 million principal amount at maturity ($269.9 million accreted value at December 31, 1997) of 12 1/4% Senior Subordinated Discount Notes due 2005 of Six Flags Theme Parks Inc., an indirect wholly-owned subsidiary of SFEC. The Company expects to finance the transaction with approximately $700 million of public equity and equity equivalents as well as public debt and bank financing. In addition, the Company will refinance all outstanding SFEC (and consolidated subsidiaries) bank indebtedness. The transaction is subject to customary closing conditions. In addition, the transaction is subject to the condition that the Company will raise Equity Capital in an amount at least equal to the difference between $900.0 million and the value of the preferred stock issued to the sellers in the transaction. During 1997, the Six Flags parks had a combined attendance of more than 22 million visitors.


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ITEM 7.  Financial Statements and Exhibits.

     (a)  n/a

     (b)  n/a

     (c)  The following documents are filed herewith as exhibits to this Form
8-K:

          10(a)     Agreement and Plan of Merger dated as of February 9,
1998, by and among the Registrant, certain wholly-owned subsidiaries of the Registrant, Six Flags Entertainment Corporation ("SFEC") and each of the holders of capital stock of SFEC.

          10(b)     Press Release of the Registrant dated February 9, 1998.



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                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 12, 1998

                                             PREMIER PARKS INC.


                                             By:     /s/ Kieran E. Burke
                                             -----------------------------------
                                                  Kieran E. Burke
                                                  Chairman of the Board and
                                                  Chief Executive Officer




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